INVESCO BASIC BALANCED FUND                                        SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER :      811- 1540
SERIES NO.:        32

72DD.  1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A               $1,965

       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class B               $   71
         Class C               $   81
         Class R               $   26
         Class Y               $   10
         Investor Class        $  596
         Institutional Class   $    3

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)

       1 Dividends from net investment income
         Class A               0.0516

       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B               0.0133
         Class C               0.0133
         Class R               0.0388
         Class Y               0.0643
         Investor Class        0.0516
         Institutional Class   0.0759

74U.   1 Number of shares outstanding (000's Omitted)
         Class A               37,644

       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                5,022
         Class C                6,015
         Class R                  714
         Class Y                  181
         Investor Class        11,296
         Institutional Class       42

74V.   1 Net asset value per share (to nearest cent)
         Class A                $9.58

       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                $9.56
         Class C                $9.56
         Class R                $9.57
         Class Y                $9.58
         Investor Class         $9.57
         Institutional Class    $9.57